EXHIBIT 5.1


                                         RAVI SUNDARA
                                       (314) 641-5143
                               RSUNDARA@STOLARLAW.COM



May 3, 2007


Anheuser-Busch Companies, Inc.
One Busch Place
St. Louis, Missouri 63118

Re: Registration Statement on Form S-8 Relating to 45,000,000 shares of stock, Par Value $1.00 Per Share, To Be Issued Pursuant to the Anheuser-Busch Companies, Inc. 2007 Equity and Incentive Plan
    (effective April 25, 2007)

Ladies and Gentlemen:

     Anheuser-Busch Companies, Inc. (the "Company") proposes to file with the Securities and Exchange Commission under the Securities Act of 1933, as amended, a Registration Statement on Form S-8 relating to 45,000,000 shares of common stock (the "Shares"), par value $1.00 per share, which are proposed to be issued to certain employees of the Company pursuant to the above-referenced Anheuser-Busch Companies, Inc. 2007 Equity and Incentive Plan (the "Plan"). The Shares will be offered pursuant to a common Section 10(a) Prospectus to be used in connection with said proposed Registration Statement.

     In connection with the proposed registration, we have examined corporate records of the Company and such other documents and materials as we have considered relevant to the matters set forth below, and we have made such investigation of matters of law and fact as we have considered appropriate. Based on the foregoing, we are of the opinion that:

     (1) The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware, and has the authority to issue the Shares pursuant to the Plan.

     (2) The shares of common stock that may be issued pursuant to the Plan will be, when issued in accordance with the Plan, duly authorized, legally issued, fully paid, and nonassessable.

     We hereby consent to the filing of this opinion as Exhibit 5.1 to the registration statement and to the reference to us in Item 5 of Part II of the Registration Statement.

                               Very truly yours,

                               THE STOLAR PARTNERSHIP LLP


                               By:  /S/ RAVI SUNDARA
                                        Ravi Sundara


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